Exhibit 4.4

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated December 23, 2020 (this “Agreement”), is entered into by and among Public Service Enterprise Group Incorporated, a New Jersey corporation (the “Company”), and Barclays Capital Inc. and Goldman Sachs & Co. LLC, as dealer managers (the “Dealer Managers”), in connection with the Company’s offer to exchange its 8 5/8% Senior Notes due 2031 (the “Notes”) for PSEG Power LLC’s 8 5/8% Senior Notes due 2031. The Company has agreed to provide to the Holders (as defined below) of the Notes the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Dealer Managers’ obligation to act and to continue to act (as the case may be) as Dealer Managers under the Dealer Manager Agreement, dated November 23, 2020, between the Company and the Dealer Managers (the “Dealer Manager Agreement”).

In consideration of the foregoing, the parties hereto agree as follows:

1.    Definitions and Rules of Interpretation.

(a)    As used in this Agreement, the following terms shall have the following meanings:

“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which commercial banking institutions in New York, New York are authorized or obligated by law or required by executive order to close.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Exchange Notes” shall mean senior notes issued by the Company under the Indenture, containing terms substantially identical in all material respects to the Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders in exchange for Registrable Notes pursuant to the Exchange Offer.

“Exchange Offer” shall mean the exchange offer by the Company of Exchange Notes for Registrable Notes pursuant to Section 2(a).

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” shall mean each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company and used by the Company in connection with the sale of the Notes or the Exchange Notes.

“Holders” shall mean the holders of Registrable Notes, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Notes under the Indenture; provided that, for purposes of Section 4 and Section 5, the term “Holders” shall include Participating Broker-Dealers.

“Indenture” shall mean the Indenture, dated as of November 1, 1998 (as amended and supplemented from time to time), between the Company and U.S. Bank National Association, as successor trustee to First Union National Bank, as the same may be amended and supplemented from time to time in accordance with the terms thereof with applicability to the Notes and the Exchange Notes.

“Notice and Questionnaire” shall mean a notice of registration statement and selling security holder questionnaire distributed to a Holder by the Company upon receipt of a Shelf Request from such Holder.

“Participating Holder” shall mean any Holder of Registrable Notes that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b).

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Registrable Notes” shall mean the Notes; provided that the Notes shall cease to be Registrable Notes upon the earliest to occur of the following: (i) when a Registration Statement with respect to such Notes has become effective under the Securities Act and such Notes have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Notes cease to be outstanding, (iii) when such Notes have been resold pursuant to Rule 144 under the Securities Act (but not Rule 144A) without regard to volume restrictions, provided that the Company shall have removed or caused to be removed any restrictive legend on the Notes or (iv) the date that is three years after the date of this Agreement.

“Registration Default” shall mean the occurrence of any of the following: (i) the Registration Statement referenced in Section 2(a)(x) is not deemed effective on or prior to the Target Registration Date or (ii) if the Exchange Offer is not consummated prior to the Target Registration Date and, if a shelf registration statement is required pursuant to Section 2(b), such Shelf Registration Statement is not declared effective on or prior to the later of (x) the Target Registration Date and (y) 60 days after delivery of the applicable Shelf Request, or (iii) if a shelf registration statement is required pursuant to Section 2(b) and after being declared effective, such

Shelf Registration Statement ceases to be effective or the Prospectus contained therein ceases to be usable for resales of Registrable Notes (a) on more than two occasions of at least 30 consecutive days during the Shelf Effectiveness Period or (b) at any time in any 12-month period during the required effectiveness period and such failure to remain effective or useable for resales of Registrable Notes exists for more than 90 days (whether or not consecutive) in any 12-month period.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Notes or Registrable Notes), (iii) all expenses of the Company in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees incurred by the Company (including with respect to maintaining ratings of the Notes), (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the reasonable fees and disbursements of the Trustee and one counsel, (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Participating Holders (which counsel shall be selected or replaced by the Participating Holders holding a majority of the aggregate principal amount of Registrable Notes held by such Participating Holders) and (viii) the fees and disbursements of the independent registered public accountants of the Company, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

“Registration Statement” shall mean any registration statement of the Company and, unless its obligations under this Agreement have been terminated pursuant to the provisions of Section 7 that covers any of the Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b).

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company that covers all or a portion of the Registrable Notes on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Staff” shall mean the staff of the SEC.

“Target Registration Date” shall mean December 18, 2021.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939.

“Trustee” shall mean the trustee with respect to the Notes under the Indenture.

“Underwritten Offering” shall mean an offering in which Registrable Notes are sold to an Underwriter for reoffering to the public.

(b)    Each of the following terms shall have the meaning set forth in the indicated Section of this Agreement:

Agreement	Preamble
Company	Preamble
Dealer Manager Agreement	Preamble
Dealer Managers	Preamble
Exchange Dates	Section 2(a)(ii)
Inspector	Section 3(a)(xiv)
Issuer Information	Section 5(a)
Notes	Preamble
Participating Broker-Dealers	Section 4(a)
Shelf Effectiveness Period	Section 2(b)
Shelf Request	Section 2(b)
Suspension Actions	Section 2(e)
Underwriter	Section 3(f)

(c)    In this Agreement, unless the context otherwise requires:

(i)    references to a Section are to a Section of this Agreement; and

(ii)    references to any statute, rule or regulation are to such statute, rule or regulation as amended from time to time.

2.    Registration Under the Securities Act.

(a)    To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company shall use its commercially reasonable efforts to (x) cause to be filed an Exchange Offer Registration Statement on the appropriate form under the Securities Act, as selected by the Company, covering an offer to the Holders to exchange all

Registrable Notes for Exchange Notes and (y) have such Registration Statement become effective on or before the Target Registration Date, and, if requested by one or more Participating Broker-Dealers, remain effective until 180 days after the last Exchange Date for use by such Participating Broker-Dealers. The Company shall commence the Exchange Offer promptly after (but in no event later than 30 days after) the Exchange Offer Registration Statement is declared effective by the SEC, and use its commercially reasonable efforts to complete the Exchange Offer not later than 60 days after such effective date.

The Company shall commence the Exchange Offer by mailing and/or electronically delivering, or by causing the mailing and/or electronic delivery of, the related Prospectus and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)    that such Exchange Offer is being made pursuant to this Agreement and that all Registrable Notes validly tendered and not properly withdrawn will be accepted for exchange;

(ii)    the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such Prospectus is mailed and/or electronically delivered) (each, an “Exchange Date”);

(iii)    that any Registrable Note not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)    that any Holder electing to have a Registrable Note exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Note to the institution and at the address and in the manner specified in the Prospectus, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Note, in each case prior to the close of business on the last Exchange Date with respect to such Exchange Offer; and

(v)    that any Holder of Registrable Notes will be entitled to withdraw its election, not later than the close of business on the last Exchange Date with respect to the Exchange Offer, by (A) sending to the institution and at the address specified in the Prospectus, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Notes delivered for exchange and a statement that such Holder is withdrawing its election to have such Notes exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Notes.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company that (1) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of such Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities

Act) of the Company, (4) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (5) if such Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Registrable Notes that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Notes.

As soon as practicable after the Exchange Date, the Company shall:

(i)    accept for exchange Registrable Notes or portions thereof validly tendered and not properly withdrawn pursuant to such Exchange Offer; and

(ii)    in cooperation with the Trustee, effect the exchange of Registrable Notes in accordance with applicable book-entry procedures.

The Company shall use its commercially reasonable efforts to complete the Exchange Offer as provided above and shall use reasonable best efforts to comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff and that no action or proceeding has been instituted or threatened in any court or by or before any governmental agency relating to the Exchange Offer which, in the Company’s judgment, could reasonably be expected to impair the Company’s ability to proceed with the Exchange Offer.

(b)    In the event that the Company determines that the Exchange Offer Registration provided for in Section 2(a) is not available under applicable law or if applicable interpretations of the Staff do not permit the Company to effect the Exchange Offer, or, if for any reason the Company does not consummate the Exchange Offer by the later of the Target Registration Date and the date the Company receives a written request (a “Shelf Request”) from any Holder representing that it holds Registrable Notes that are or were ineligible to be exchanged in the Exchange Offer, the Company shall use its commercially reasonable efforts to cause to be filed and become effective, as soon as practicable after such determination, date or Shelf Request, as the case may be, a Shelf Registration Statement on the appropriate form under the Securities Act, as selected by the Company, providing for the sale of all the Registrable Notes by the Holders thereof and to have such Shelf Registration Statement become effective; provided that (a) no Holder will be entitled to have any Registrable Notes included in any Shelf Registration Statement, or entitled to use the prospectus forming a part of such Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Company as is contemplated by Section 3(c) and, if necessary, the Shelf Registration Statement has been amended to reflect such information, and (b) the Company shall be under no obligation to file or cause to become effective any such Shelf Registration Statement before it is obligated to file or cause to become effective an Exchange Offer Registration Statement pursuant to Section 2(a).

The Company agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which the Notes covered thereby cease to be Registrable Notes (the “Shelf Effectiveness Period”). The Company further agrees to use its commercially reasonable efforts to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Participating Holder of Registrable Notes with respect to information relating to such Holder, and to use its commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Company agrees to furnish to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC, as reasonably requested by the Participating Holders.

(c)    The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b). Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Notes pursuant to the Shelf Registration Statement.

(d)    An Exchange Offer Registration Statement pursuant to Section 2(a) will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

If a Registration Default occurs with respect to the Registrable Notes, the interest rate on the Registrable Notes (and only the Registrable Notes) will be increased by (i) 0.25% per annum for the first 90 day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90 day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum. A Registration Default ends with respect to any Note when such Note ceases to be a Registrable Note or, if earlier, (1) in the case of a Registration Default under clause (i) or (ii) of the definition thereof, when the Exchange Offer is completed or when the Shelf Registration Statement covering such Registrable Notes becomes effective or (2) in the case of a Registration Default under clause (iii) of the definition thereof, when the Registration Statement becomes effective or the Prospectus again becomes usable. If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on the next date that there is no Registration Default.

Notwithstanding anything to the contrary in this Agreement, if the Exchange Offer is consummated, any Holder who was, at the time the Exchange Offer was pending and consummated, eligible to exchange, and did not validly tender, or withdrew, its Notes for Exchange Notes in the Exchange Offer will not be entitled to receive any additional interest pursuant to the preceding paragraph, and upon the completion of the Exchange Offer, such Notes will no longer constitute Registrable Notes hereunder.

Any amounts of additional interest due under this Section 2(d) will be payable in cash on the regular interest payment dates of the Notes. The additional interest will be determined by multiplying the applicable additional interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such additional interest rate was applicable during such period (determined on the basis of a 360-day year composed of twelve 30-day months, but it being understood that if the regular interest payment date of the Notes is not a Business Day and the payment is made on the next succeeding Business Day, no further interest will accrue as a result of such delay), and the denominator of which is 360.

(e)    The Company shall be entitled to suspend its obligation to file any amendment to a Shelf Registration Statement, furnish any supplement or amendment to a Prospectus included in a Shelf Registration Statement or any Free Writing Prospectus, make any other filing with the SEC that would be incorporated by reference into a Shelf Registration Statement, cause a Shelf Registration Statement to remain effective or the Prospectus or any Free Writing Prospectus usable or take any similar action (collectively, “Suspension Actions”) if there is a possible acquisition, disposition or business combination or other transaction, business development or event involving the Company or its subsidiaries that may require disclosure in the Shelf Registration Statement or Prospectus and the Company determines that such disclosure is not in the best interest of the Company and its stockholders or obtaining any financial statements relating to any such acquisition or business combination required to be included in the Shelf Registration Statement or Prospectus would be impracticable. Upon the occurrence of any of the conditions described in the foregoing sentence, the Company shall give prompt notice of the delay or suspension (but not the basis thereof) to the Participating Holders. Upon the termination of such condition, the Company shall promptly proceed with all Suspension Actions that were delayed or suspended and, if required, shall give prompt notice to the Participating Holders of the cessation of the delay or suspension (but not the basis thereof).

(f)    Without limiting the remedies available to the Holders, the Company acknowledges that any failure to comply with its obligations under Section 2(a) and Section 2(b) may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may seek to specifically enforce the Company’s obligations under Section 2(a) and Section 2(b).

3.    Registration Procedures.

(a)    In connection with its obligations pursuant to Sections 2(a) and (b), the Company and shall use commercially reasonable efforts to:

(i)    prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of, and Rule 174 under, the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Notes or Exchange Notes;

(ii)    to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company with the SEC in accordance with the Securities Act and to retain a copy of any Free Writing Prospectus not required to be filed;

(iii)    in the case of a Shelf Registration, furnish to each Participating Holder, to counsel for such Participating Holders and to each Underwriter of an Underwritten Offering of Registrable Notes, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto (other than any document that amends and supplements any Prospectus, preliminary prospectus or Free Writing Prospectus because it is incorporated by reference therein), as such Participating Holder, counsel or Underwriter may reasonably request in writing in order to facilitate the sale or other disposition of the Registrable Notes thereunder; and, subject to Section 3(d), the Company consents to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Participating Holders and any such Underwriters in connection with the offering and sale of the Registrable Notes covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(iv)    register or qualify the Registrable Notes under all applicable state securities or blue sky laws of such jurisdictions of the United States as any Participating Holder shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Participating Holders in connection with any filings required to be made with FINRA; and do any and all other acts and things within the Company’s reasonable control that may be reasonably necessary to enable each Participating Holder to remove any legal impediments to completing the disposition in each such jurisdiction of the Registrable Notes owned by such Participating Holder; provided that the Company shall not be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) execute or file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation or service of process in any such jurisdiction if it is not already so subject;

(v)    notify counsel for the Dealer Managers (it being understood that for purposes of this Agreement, such references to such counsel shall mean counsel on the date of this Agreement unless the Dealer Managers notify the Company in writing otherwise) and, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders (it being understood that for purposes of this Agreement, references to such counsel shall only be applicable to the extent that the Company has been provided with contact information for such counsel) promptly and, if requested by any such Participating Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (3) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering of such Registrable Notes cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any U.S. jurisdiction or the initiation of any proceeding for such purpose, (4) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading and (5) of any determination by the Company that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

(vi)    notify counsel for the Dealer Managers or, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders, of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective;

(vii)    obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, including by filing an amendment to such Registration Statement on the proper form, as soon as reasonably practicable and provide prompt notice to each Holder or Participating Holder of the withdrawal of any such order or such resolution;

(viii)    in the case of a Shelf Registration, furnish to each Participating Holder, without charge, upon request, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested), if such documents are not available via EDGAR;

(ix)    in the case of a Shelf Registration, cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends and enable such Registrable Notes to be issued in such denominations and, in the case of certificated securities, registered in such names (consistent with the provisions of the Indenture) as such Participating Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Notes;

(x)    upon the occurrence of any event contemplated by Section 3(a)(v)(4), prepare and file with the SEC a supplement or post-effective amendment to the applicable Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Notes, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company shall notify the Participating Holders (in the case of a Shelf Registration Statement) and the Dealer Managers and any Participating Broker-Dealers known to the Company (in the case of an Exchange Offer Registration Statement) to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Participating Holders, the Dealer Managers and such Participating Broker-Dealers, as applicable, hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company has amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission; provided that the Company shall not be required to take any action pursuant to this Section 3(a)(x) during any suspension period pursuant to Sections 2(e) or 3(d);

(xi)    a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus, provide copies of such document to the Dealer Managers and their counsel (and, in the case of a Shelf Registration Statement, to the Participating Holders and their counsel) and make such of the representatives of the Company as shall be reasonably requested by the Dealer Managers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) available for discussion of such document at reasonable times and upon reasonable notice; and the Company shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus, of which the Dealer Managers and their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Dealer Managers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) shall reasonably object in writing within two Business Days after the receipt thereof, unless the Company believes that use or filing of such Prospectus, Free Writing Prospectus, or any amendment of or supplement thereto is required by applicable law;

(xii)    obtain a CUSIP number for the Exchange Notes (or of Registrable Notes that are registered on a Shelf Registration Statement) not later than the initial effective date of a Registration Statement;

(xiii)    cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiv)    in the case of a Shelf Registration, make available for inspection by a representative of the Participating Holders (an “Inspector”) and any Underwriters participating in the applicable disposition pursuant to such Shelf Registration Statement, one firm of attorneys and one firm of accountants designated by a majority in aggregate principal amount of the Registrable Notes held by the Participating Holders and one firm of attorneys and one firm of accountants designated by such Underwriters, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries reasonably requested by any such Inspector, Underwriter, attorney or accountant, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with customary due diligence related to the offering and sale of Registrable Notes under a Shelf Registration Statement, subject to such parties conducting such investigation entering into confidentiality agreements as the Company may reasonably require and to any applicable privilege or pre-existing contractual confidentiality obligations;

(xv)    if reasonably requested by any Participating Holder, promptly include or incorporate by reference in a Prospectus supplement or post-effective amendment such information with respect to such Participating Holder as such Participating Holder reasonably requests to be included therein, based upon a reasonable belief that such information is required to be included therein or is necessary to make the information about such Participating Holder not misleading, and make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be so included in such filing; and

(xvi)    in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Participating Holders of a majority in principal amount of the Registrable Notes covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Notes including, but not limited to, in connection with an Underwritten Offering, (1) to the extent possible, making such representations and warranties to the Participating Holders and any Underwriters of such Registrable Notes with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and consistent with the applicable representations and warranties in the Dealer Manager Agreement and confirm the same if and when requested, (2) obtaining opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Participating Holders and such Underwriters and their respective counsel) addressed to the Underwriters of Registrable Notes, covering the matters customarily covered in opinions requested in underwritten offerings and consistent with the opinions delivered pursuant to the Dealer Manager Agreement, as modified for a registered offering, provided that, if required by the Underwriters, counsel for the Participating Holders shall provide an opinion to the Underwriters covering the matters customarily covered in opinions requested from selling securityholders by underwriters in underwritten offerings, in connection with an Underwritten Offering, (3) in connection with an Underwritten Offering, obtain “comfort” letters from the independent registered public accountants of the Company (and, if necessary, any other registered public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to the Underwriters of Registrable Notes, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus and (4) in connection with an Underwritten Offering, deliver such documents and certificates as may be reasonably requested by the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

(b)    The Company will comply in all material respects with all rules and regulations of the SEC to the extent and so long as they are applicable to the Exchange Offer or the Shelf Registration.

(c)    In the case of a Shelf Registration Statement, the Company may require, as a condition to including such Holder’s Registrable Notes in such Shelf Registration Statement, each Holder of Registrable Notes to furnish to the Company a Notice and Questionnaire and such other information regarding such Holder and the proposed disposition by such Holder of such Registrable Notes and other documentation necessary to effectuate the proposed disposition as the Company may from time to time reasonably request in writing and require such Holder to agree in writing to be bound by all provisions of this Agreement applicable to such Holder. Each Holder of Registrable Notes as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed so that the information previously furnished to the Company by such Holder is not materially misleading and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

(d)    Each Participating Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(v)(2) or Section 3(a)(v)(4), such Participating Holder will forthwith discontinue disposition of Registrable Notes pursuant to the Shelf Registration Statement until it receives the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by

Section 3(a)(x) and, if so directed by the Company, such Participating Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Participating Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Notes that is current at the time of receipt of such notice.

(e)    If the Company shall give any notice to suspend the disposition of Registrable Notes pursuant to a Registration Statement, the Company shall not be required to maintain the effectiveness thereof during the period of such suspension, and the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Notes shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions or notice that such amendment or supplement is not necessary; provided that no such extension shall be made in the case where such suspension is solely a result the Company’s compliance with Section 3(c) or any other suspension at the request of a Holder.

(f)    The Participating Holders who desire to do so may sell such Registrable Notes in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Notes included in such offering, subject in each case to consent by the Company (which shall not be unreasonably withheld or delayed so long as such bank or manager is internationally recognized as an underwriter of debt securities offerings). All fees, costs and expenses of the Underwriters, except for Registration Expenses, shall be borne solely by the Participating Holders.

(g)    No Holder of Registrable Notes may participate in any Underwritten Offering hereunder unless such Holder (i) agrees to sell such Holder’s Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

4.    Participation of Broker-Dealers in Exchange Offer.

(a)    The Staff has taken the position that any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

The Company understands that it is the Staff’s position that if the Prospectus contained in an Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b)    In light of the above, and notwithstanding the other provisions of this Agreement, the Company agrees to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(e)), if requested by one or more Participating Broker-Dealers, in order to expedite or facilitate the disposition of any Exchange Notes by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a). The Company further agrees that, subject to Section 3(c), Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

(c)    The Dealer Managers shall have no liability to the Company or any Holder with respect to any request that they may make pursuant to Section 4(b).

5.    Indemnification and Contribution.

(a)    The Company will indemnify and hold harmless the Dealer Managers, each Holder, their respective directors, officers and employees, each person, if any, who controls any Dealer Manager or any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Dealer Manager within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities, joint or several, to which such Dealer Manager, Holder, director, officer, employee, controlling person or affiliate may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus as amended or supplemented, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, and will reimburse each such Dealer Manager, Holder, director, officer, employee, controlling person or affiliate for any legal or other out-of-pocket expenses reasonably incurred by such Dealer Manager, Holder, director, officer, employee, controlling person or affiliate in connection with investigating or defending any such loss, damage, liability, action or claim as such expenses are incurred; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, any Prospectus as amended or supplemented, any Free Writing Prospectus or any Issuer Information in reliance upon and in conformity with information relating to any Dealer Manager or any Holder furnished to the Company and in writing by such Dealer Manager or by such Holder expressly for use therein.

(b)    Each Holder will, severally and not jointly, indemnify and hold harmless the Company, the Dealer Managers and the selling Holders, the directors, officers and employees of the Company, any Dealer Manager, each Person, if any, who controls the Company, any Dealer Manager and any selling Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each affiliate of any Dealer Manager within the meaning of Rule 405 under the Securities Act against any losses, claims, damages or liabilities to which the Company, or such Dealer Manager or selling Holder, director, officer, employee, controlling person or affiliate may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus as amended or supplemented or any Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement, any Prospectus as amended or supplemented or any Free Writing Prospectus in reliance upon and in conformity with written information relating to such Holder furnished to the Company by such Holder; and each Holder will reimburse the Company, and such Dealer Manager, selling Holder, director, officer, employee, controlling person and affiliate for any legal or other out-of-pocket expenses reasonably incurred by the Company, Dealer Manager, selling Holder, director, officer, employee, controlling person or affiliate in connection with investigating, or defending any such loss, damage, liability, action or claim as such expenses are incurred, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement, any Prospectus or any Free Writing Prospectus.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 5 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent such omission materially prejudices the indemnifying party. In case any such action shall be brought against any indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, and shall not be liable for any settlement of any proceeding effected without its written consent, such consent not to be unreasonably withheld, delayed or conditioned.

(d)    To the extent the indemnification provided for in subsection (a) or (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein (or actions in respect thereof), then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering of the Notes or Exchange Notes, on the one hand, and the Holders from receiving Notes or Exchange Notes registered under the Securities Act, on the other. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    The Company and the Holders agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5(d). The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 5(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Notes or Exchange Notes sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

(f)    The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(g)    The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Dealer Managers, any Holder, any Person controlling any Dealer Manager or any Holder or any affiliate of any Dealer Manager, or by or on behalf of the Company, its officers or directors or any Person controlling the Company, (iii) acceptance of any of the Exchange Notes and (iv) any sale of Registrable Notes pursuant to a Shelf Registration Statement.

6.    General.

(a)    No Inconsistent Agreements. The Company represents, warrants and agrees that it has not entered into, and on or after the date of this Agreement will not enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof.

(b)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto. Each Holder of Registrable Notes outstanding at the time of any such amendment, modification, supplement, waiver or consent thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 6(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Notes or is delivered to such Holder. Notwithstanding the foregoing, each Holder may waive compliance with respect to any obligation of the Company under this Agreement as it may apply or be enforced by such particular Holder.

(c)    Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, email, telecopier, or any courier guaranteeing overnight delivery (i) if to the Company or any Dealer Manager, initially at its address set forth in the Dealer Manager Agreement and thereafter at such other address(es), notice of which is given in accordance with the provisions of this Section 6(c) and (ii) if to a Holder or any other Person, at the most current address given by such Holder or such other Person to the Company by means of a notice given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if emailed or telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

(d)    Majority of Holders. Whenever an action or determination under this Agreement requires a majority of the aggregate principal amount of the applicable holders, in determining such majority, if the Company shall issue any additional Notes under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, then such additional Notes and the Registrable Notes to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Notes has been obtained.

(e)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Indenture. If any transferee of any Holder shall acquire Registrable Notes in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Notes such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Dealer Managers (in their capacity as Dealer Managers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(f)    Third Party Beneficiaries. Each Holder shall be a third party beneficiary of the agreements made hereunder between the Company, on the one hand, and the Dealer Managers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(g)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by email in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

(h)    Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(i)    Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

(j)    Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company and the Dealer Managers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

By:	/s/ Bradford D. Huntington
	Name:	Bradford D. Huntington
	Title:	Vice President and Treasurer

[Signature Page to Registration Rights Agreement]

Confirmed and accepted as of the date first above written:

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Au
Name: Pamela Au
Title: Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Daniel M. Young
Name: Daniel M. Young
Title: Managing Director

[Signature Page to Registration Rights Agreement]